UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2016

FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-151381	20-8325616
(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 108
Montclair, NJ 07042
(Address of principal executive offices and zip code)

(973) 744-1565
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.  Entry into a Material Definitive Agreement.

On July 22, 2014, FluoroPharma Medical, Inc. (the “Company”) accepted subscriptions pursuant to a Note Purchase Agreement (the “Purchase Agreement”) entered into with certain accredited investors identified therein for the issuance and sale in a private placement (the “Private Placement”) of an aggregate principal amount of approximately $2,000,000 of promissory notes (the “Notes”).  In May 2015, the Notes were amended to (i) extend the maturity date an additional six months and (ii) change the automatic conversion feature to provide for an increase in the principal amount of such Notes to be converted from 115% to 125%.

On January 20, 2016, the Company entered into a further amendment to the Notes, which provided as follows:

•	The maturity date of the Notes were extended an additional six months;

•
The interest rate of the Notes were adjusted up to 12%, applied retroactively from the initial issuance date of the Notes. Interest is payable in cash or in additional shares of the Company’s common stock at the sole option of the investor. In the event that interest under the Notes is paid with interest shares, the number of interest shares to be issued shall be based on the average of the three lowest volume weighted average prices of the common stock for the ten trading days immediately preceding the date such interest payment is due;

•
The investor shall have the right, at its option at any time, to convert the principal amount of the Notes plus any accrued interest into shares of common stock as is obtained by dividing (i) all principal and accrued interest under the Notes to be converted multiplied by 1.25, by (ii) the conversion price of $0.35; provided, however, if an event of default has occurred and is continuing, the conversion price shall be adjusted to $0.15 per share;

•
The Notes are subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti-dilution adjustments for future issuances of other company securities (subject to certain standard carve-outs);

•	The investor has right to have the conversion shares registered on a registration statement; and

•
The right to the issuance of a warrant to purchase a number of shares of common stock equal to 50% of the number of shares of common stock purchased by such investor in a Subsequent Financing (as defined in the Notes), assuming a per share purchase price of the securities to be issued in the Subsequent Financing, will survive, even in the event the Notes are voluntarily converted prior to maturity.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Purchase Agreement filed as Exhibit 10.1 hereto; (ii) form of Note issued in the Private Placement filed as Exhibit 4.1 hereto; and (iii) form of Amendment to the Notes filed as Exhibit 4.2 hereto.  For a more complete description of the initial terms of the Private Placement, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2014.

Item 9.01Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1*	Form of Note.

4.2	Form of Amendment to Note.

10.1*	Form of Note Purchase Agreement.

*Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 25, 2016	FLUOROPHARMA MEDICAL, INC. By: /s/ Thomas H. Tulip Name: Thomas H. Tulip Title: President and CEO